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                                                                      EXHIBIT 24


                           LIMITED POWER OF ATTORNEY
                           -------------------------


KNOW ALL MEN BY THESE PRESENTS:

     PAUL T. BAILEY has made, constituted and appointed, and by these presents does make, constitute and appoint WILLIAM D. WHITEHURST of Golden, Jefferson County, Colorado, as its true and lawful attorney for and in its name, place and stead on its behalf to execute and deliver all instruments of whatever nature concerning the sale, acquisition or other transactions in Good Times Restaurants Inc. common stock.

Including but not limited to any United States Security Exchange Commission documents and forms, including, but not limited to, Form 4's, Form 5's and Form 13(d) filings, or any other documents, required to effectuate the change in ownership or voting power of Good Times Restaurants Inc., and given and granting unto its said attorney full power and authority generally to do and perform all and every act and thing whatsoever requisite or proper to effectuate all or any of the premises, or any other matter or thing appertaining or belonging to it with full power of substitution, and revocation, and with the same powers and to all intents and purposes, with the same validity, as if it personally present could; and hereby verifying and confirming whatsoever William D. Whitehurst, its said attorney, shall and may do by virtue hereof in the premises.

     IN WITNESS WHEREOF, Paul T. Bailey has hereunto set his hand this 29th day of March, 1999.



Witnesses                              By: /s/ Paul T. Bailey
                                           ------------------
                                           Paul T. Bailey
/s/ Joseph Morian
-------------------------


/s/ Brett Liming
-------------------------


STATE OF COLORADO
                    ss.
COUNTY OF JEFFERSON

          The foregoing instrument was acknowledged before me this 29th day of March, 1999, by Paul T. Bailey, who acknowledged that the execution of this power of attorney was the free act and deed of the individual for the uses and purposes therein expressed.


[NOTARY SEAL                  /s/ Elaine J. Porterfield
APPEARS HERE]                 -------------------------
                              Notary Public

                              My commission expires: 8/21/99
                                                     -------